INDEPENDENT AUDITORS' CONSENT


Pacific Mutual Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660


We hereby consent to the use in this Post Effective Amendment No. 1 to Registration Statement File No. 333-14131 of Pacific Innovations on Form N-4 of our report dated February 22, 1997 related to Pacific Mutual Life Insurance Company appearing in the Statement of Additional Information, which is a part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 31, 1997